Exhibit 10.28

AMENDMENT AND REAFFIRMATION OF GUARANTY

THIS AMENDMENT AND REAFFIRMATION OF GUARANTY (this "Agreement ') is made and entered into as of August 15,2013, by ORM TIMBER FUND II, INC., a Delaware corporation ("Guarantor"), in favor of  METROPOLITAN  LIFE  INSURANCE  COMPANY,  a New York corporation (the "Lender") and the subsequent owners and holders of the Notes defined herein, with reference to the following recitals of fact:

A.   Guarantor has executed for the benefit of the Lender  a Guaranty dated as of September l, 2010(the "Guaranty"), in connection with its loan no. 194231 (the "2010 Loan") made by the Lender to ORM TIMBER OPERATING COMPANY II1 LLC1 a Delaware limited liability company (the "Borrower") pursuant to the terms of the Loan Agreement dated September 1, 2010 between Borrower and Lender, as amended by the First Amendment to Loan Agreement dated February 7, 2011 (as amended, the "Loan Agreement"). The 2010 Loan is evidenced by that certain Promissory Note dated September 1, 2010 in the principal amount of  Eleven Million and No/100 Dollars ($11,000,000.00) (the "2010 Note"). Capitalized terms used but not defined herein shall have the meanings given in the Guaranty.

B.   Lender has agreed to make an additional loan to Borrower in the principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00)  (the "Additional Loan" and, together with the 2010 Loan, the "Loans"), under the terms of that certain Second Amendment to Loan Agreement executed between Borrower and Lender as of even date herewith (the "Second Amendment"). The Additional Loan shall be evidenced by, among other things, that certain Promissory Note in the principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) dated as of even date herewith executed by Borrower to the order of Lender (the "Additional Note" and, together with the 2010 Note, the "Notes"). The Additional Note shall also be secured by the Deeds of Trust.

C.   Guarantor is an affiliate of Borrower and Guarantor will directly benefit from Lender making the Additional Loan.

D.   Lender has advised Guarantor that it will not extend the Additional Loan to Borrower unless, among other matters, all of the obligations of Borrower under the Additional Note, the Loan Agreement (as amended by the Second Amendment) and certain other agreements as hereinafter provided, including without limitation the punctual payment of both principal and interest to be paid, are guaranteed by Guarantor.

E.   Guarantor is willing and has agreed to guarantee the payment and performance of the Borrower's obligations under the Additional Loan pursuant to the terms of the Guaranty.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby confirms and agrees for the benefit of Lender as follows:

1. Confirmation  of  Obligations.   Guarantor hereby confirms, acknowledges and  agrees for the benefit of Lender that the Guaranty and the obligations guaranteed thereunder  are valid and binding obligations enforceable in accordance with their terms, that the Guarantor has no offsets or defenses against the Obligations, that the Guarantor hereby reaffirms each and every one of the terms and provisions of the Guaranty, and that the Guarantor acknowledges and agrees that its obligations under the Guaranty shall remain unmodified and in full force and effect during the term of the Loans except to the extent of the modifications described herein. In addition, Guarantor hereby reaffirms all waivers set forth in the Guaranty.

2.   Guarantor's Consent and Expansion of Guaranty. Guarantor acknowledges that it has received, reviewed and approved the Additional Note, the Second Amendment and the related Additional Loan documents and hereby consents thereto. Guarantor agrees that the Guaranty shall apply with full force and effect to the Additional Loan, and in that regard, the description of the guaranteed obligations set forth in Section I of the Guaranty is hereby expanded to include the payment and performance of the obligations evidenced by the Additional Note. All references in the Guaranty to the ''Note" shall hereafter mean the Notes, and the guaranteed obligations shall include all amounts evidenced thereby. In addition, all references to the Loan Agreement shall mean the Loan Agreement as modified by the Second Amendment. Guarantor further confirms that neither the Additional Note, the Second Amendment nor this Agreement affect or impair the Guarantor's liability or continuing obligations under the Guaranty in accordance With the terms and conditions thereof.

3.   Reaffirmation. Guarantor hereby reaffirms for the benefit of Lender each and every one of the terms and provisions of the Guaranty as to the Loan Documents, as modified by the Second Amendment and the other documents executed in connection with the Additional Loan and the Additional Note.

4.   Financial Statements; Equity, Debt; Contracts;  Material  Adverse  Change.  Guarantor has delivered to Lender prior to the date hereof copies of the unaudited quarterly  financial statements of Guarantor dated as of March 31, 2013, which have been accepted by  Lender. Guarantor hereby represents and warrants that all of said financial statements (including in each case the related schedules and notes) are true and correct in all material respects and  present fairly  the  financial  position  of the  Guarantor  as  of  the  respective  dates  specified   in such statements (subject, in the case of interim financial statements, to audit and normal  year-end adjustments) and the results of its operations and its cash flows for the respective  periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except (i) for charges required or permitted  by GAAP and  with which the auditors of Guarantor concur, or (ii) where applicable,  as  set  forth  in  the  notes thereto. Guarantor agrees to deliver to Lender all of the financial statements and other  information as may be required of Guarantor under the terms of the Loan Agreement , and  further agrees that the representations set forth in the preceding sentence will apply to all financial statements to be delivered to Lender under the terms of the Loan Agreement or the Guaranty.

5.   Continuing  Representations  and  Warranties.  Each of the covenants,  representations and warranties made by Guarantor under the Guaranty remain accurate, true  and complete and are hereby reaffirmed as of the date of this Agreement.

6.   Guarantor's Notice Address.  Guarantor's address for notices contained in Section 11 of the Guaranty is hereby deleted and replaced with the following

                       Guarantor:

ORM Timber Fund II,Inc. c/o Olympic Resource Management LLC 19950 Seventh Avenue NE, Suite 200 Poulsbo, Washington 98370 Attention: Thomas M. Ringo Email: tringo@orminc.com with a copy to:

Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, Washington 98101-1688 Attention: Greg Adams Email: gregadams@dwt.com

7.	No Oral Agreements.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the day and year first above written.

GUARANTOR

ORM TIMBER FUND II, INC.,
a Delaware corporation

By:	Olympic Resource Management LLC,
Its Manager

By:
David L. Nunes
President and CEO

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